EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT effective as of 31st January, 2008.

BETWEEN:

OXON LIFE SCIENCE LIMITED., a company incorporated pursuant to the laws of Nevis, British West Indies and having an address at Donegan, Zetlands, Nevis, St Kitts & Nevis, West Indies

(the “Seller”)

AND:

NEXTGEN BIOSCIENCE INC., a company incorporated pursuant to the laws of the State of Nevada and having a business address at 4th Floor, 36 Spital Square, London, England, E1 6DY

(the “Buyer”)

WHEREAS:

A.      The Seller is the owner of certain assets and undertakings relating to the development of therapies for the treatment of certain types of cancer;

B.      The Buyer desires to purchase from the Seller and the Seller desires to sell and assign to the Buyer certain intellectual property assets of the Seller in exchange for shares of the Buyer on the terms and subject to the conditions of this Agreement; and

C.      In contemplation of the execution of this Agreement, the Seller has filed a patent application relating to the intellectual property assets contemplated hereby with the European Patent Office in the name of the Buyer.

NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1      In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a)      “Affiliate” in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person where “control” means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person;

(b)      “Assets” means all property and assets set forth in Schedule A hereto, which property and assets include, without limitation, the Contracts, the Intellectual Property and the Permits and Licenses;

(c)      “Business Day” means any day other than a Saturday, Sunday or public holiday in London, England;

(d)      “Closing” means the completion of the purchase and sale of the Assets on the terms and subject to the conditions contained in this Agreement by the Buyer and the Seller respectively;

(e)      “Closing Date” means the 1st day of February, 2008, or such other day as agreed to in writing between the Parties on which the Closing is to occur;

(f)      “Disclosure Schedule” means the disclosure schedule attached as Schedule B hereto. The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any section qualifies other sections in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified sections;

(g)      “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(h)      “Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(i)      “Intellectual Property” means all rights in and to patents and patent applications, registered or unregistered trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, Software, licenses, agreements and all other proprietary rights, which relate to the Assets;

(j)      “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(k)      “Person” is to be broadly interpreted and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, or a Governmental Entity;

(l)      “Purchase Price” means the Shares of the Buyer to be issued to the Seller at Closing in consideration for the purchase of the Assets;

(m)      “Purchaser’s Solicitors” means Lang Michener LLP;

(n)      “SEC” means the United States Securities and Exchange Commission; (o) “Securities Act” means the United States Securities Act of 1933, as amended; (p) “Shares” means 22,000,000 shares of the Buyer’s Common Stock;

Schedules

1.2      The following schedules are attached to, form part of, and are hereby incorporated by reference into this Agreement:

Schedule A – Description of Assets

Schedule B – Disclosure Schedule

Schedule C – Assignment of Intellectual Property

ARTICLE 2

SALE AND TRANSFER OF ASSETS; CLOSING

2.1      Sale of Assets. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the Seller shall sell, convey, assign and transfer the Assets to the Buyer, and the Buyer shall purchase the Assets from the Seller.

2.2      Consideration. In consideration of the sale, transfer and assignment to the Buyer of the Assets, at the Closing, the Buyer shall issue and deliver to the Seller the Shares, which Shares shall be subject to any increase or decrease in the Buyer’s share capital prior to Closing as a result of any subdivision or consolidation of the Buyer’s share capital.

2.3      The Closing. The Closing shall take place on the Closing Date at the offices of the Buyer or such other place as the parties may agree in writing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

To induce the Buyer to execute, deliver and perform this Agreement, and in acknowledgement of the Buyer’s reliance on the following representations and warranties (in addition to any other representations and warranties included in this Agreement), the Seller represents and warrants to the Buyer as follows as of the date hereof and as of the Closing Date:

3.1      Organization. The Seller is a corporation duly organized, validly existing and in good standing under the applicable laws of Nevis, West Indies with the power and authority to conduct its business as it is now being conducted and to own its assets.

3.2      Power and Authority. The Seller has the power and authority to execute, deliver, and carry out its obligations under the Agreement and any other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Seller has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

3.3      Title to Assets. The Seller is the owner of all of the Assets free and clear of any and all Encumbrances. Without limiting the generality of the foregoing, neither the Seller’s Affiliates, consultants or clients, nor any employees of the Seller, own or possess any of the Assets (including, without limitation, any Intellectual Property) or any legal or beneficial interest in the Assets.

3.4      No Rights to Purchase Assets. There is no agreement, contract, option, commitment or other right in favour of, or held by, any person for the purchase of the Assets or any interest therein from the Seller.

3.5      No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with:

(a)      any law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Seller;

(b)      any provision of any charter, bylaw or other governing or organizational instrument of the Seller; or

(c)      any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which the Seller is a party or by which the Seller is bound.

3.6      Litigation. There are no actions, suits, claims, applications, complaints or investigations, directive, or notice of defect or non-compliance in any court or before any arbitrator or before or by any regulatory body, board, tribunal, administrative licensing or regulatory agency, body or office, or governmental department or governmental or non-governmental body issued or pending or, to the Seller’s knowledge, threatened by or against the Seller, or related to its business, the Assets or affecting the business or the operations of the business or the transactions contemplated by this Agreement and to the Seller’s knowledge there is not factual or legal basis which could give rise to any such actions, suit, proceeding, claim, application, complaint, investigation, directive or notice of defect or non-compliance.

3.7      Intellectual Property.

(a)      The Seller owns or has the valid right to use all of its Intellectual Property.

(b)      The Intellectual Property owned or used by the Seller is free and clear of all liens, charges, Encumbrances or other restrictions on transfer. The Seller is registered with all applicable governmental agencies as the sole owner of record for each application and registration listed on Schedule A.

(c)      The Seller owns no trademarks or software related to the Assets in any form. The patent registrations listed in Schedule A are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. There is no pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against such registrations or against any of the Intellectual Property licensed to the Seller pursuant to the License Agreements (as defined in the next paragraph).

(d)      Schedule A attached hereto sets forth a complete and accurate list of all agreements pertaining to the use of, or granting any right to use or practice any rights under, the Intellectual Property, whether the Seller is the licensee, licensor or user thereunder and whether written, oral, express or implied, and any written settlements or consents relating to any Intellectual Property and covenants not to sue (collectively, the “License Agreements”), indicating for each the title, the parties, date executed, and the Intellectual Property covered thereby. Except as set forth in Schedule B, there are no settlements, consents, judgments, or orders or other agreements which restrict any of the Seller’s rights to use any of the Intellectual Property or permit third parties to use any Intellectual Property which would otherwise infringe any of the Seller’s Intellectual Property.

(e)      To the best of the Seller’s knowledge, no third party is misappropriating, infringing, diluting, or violating any of the Intellectual Property owned by, assigned or licensed to the Seller, and no such claims are pending against a third party by the Seller.

3.8      Investor Representations. The Seller acknowledges and agrees that the Shares will be offered and sold to the Seller without being registered under the Securities Act and will be issued to the Seller in accordance with Rule 903 of Regulation S of the Securities Act in an “offshore transaction” within the meaning of Regulation S based on the representations and warranties of the Seller in this Agreement. As such, the Seller further acknowledges and agrees that all Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

3.9      Agreement Regarding Resale. The Seller agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act, and otherwise in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Seller agrees that the Buyer may require the opinion of legal counsel reasonably acceptable to the Buyer in the event of any offer, sale, pledge or transfer of any of the Shares by the Seller pursuant to an exemption from registration under the Securities Act.

3.10      Prohibition Against Hedging Transactions. The Seller agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

3.11      Right of Company to Refuse Transfer. The Seller agrees that the Buyer will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or otherwise pursuant to this Agreement.

3.12      No Obligation to Register. The Seller acknowledges that the Buyer has not agreed and has no obligation to register the resale of the Shares under the Securities Act.

3.13      Share Certificates. The Seller acknowledges and agrees that any and all certificates representing the Shares will be endorsed with the following legend pursuant to Regulation S of the Securities Act or such similar legend as deemed advisable by legal counsel for the Buyer to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Shares as restricted securities:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER THE STATE SECURITIES LAWS OF ANY OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULES 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C) OR (D) THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION PRIOR TO SUCH OFFER, SALE OR TRANSFER.”

3.14      Issuance of Shares. The Seller further represents and warrants to the Buyer as follows, and acknowledges that the Buyer is relying upon such covenants, representations and warranties in connection with the issue of the Shares to the Seller:

(a)      the Seller is not a “U.S. Person” as defined in Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

(b)      the Seller was not in the United States at the time the offer to purchase the Shares was received or this Agreement was executed;

(c)      The Seller has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(d)      the Seller has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Seller has evaluated the merits and risks of an investment in the Shares. The Seller can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

(e)      the Seller acknowledges that the Buyer is in the early stages of development of its business and the Buyer’s success is subject to a number of significant risks, including the risk that the Buyer will not be able to finance its plan of operations. The Seller further acknowledges that (i) the Buyer has limited cash and working capital, (ii) the Buyer will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issue of additional shares of its common stock which will result in dilution to the Seller, and (iii) the

Buyer has no arrangements for any financing in place and there is no assurance that any financing will be completed;

(f)      the Shares will be acquired by the Seller for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same in the United States or to any U.S. Person. The Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares;

(g)      the Seller has been afforded access to information about the Buyer and the Buyer’s financial condition, results of operations, business, properties, management and prospects sufficient for it to evaluate an investment in the Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from representatives of the Buyer regarding the terms and conditions of the offerings completed by the Buyer and the business, properties, prospects and financial condition of the Buyer, each as is necessary to evaluate the merits and risks of investing in the Shares. The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Seller has had full opportunity to discuss this information with the Seller’s legal and financial advisers prior to execution of this Agreement;

(h)      the Seller acknowledges that the Buyer will rely on these representations in completing the issuance of the Shares to the Seller;

(i)      the Seller acknowledges that the offering of the Shares by the Buyer has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority;

(j)      this Agreement has been duly authorized, validly executed and delivered by the Seller; and

(k)      the Seller has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Shares and the execution of this Agreement, including (i) the legal requirements within its jurisdiction of incorporation or residence of the Seller for the purchase of the Shares; (ii) any local or foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (v) any restrictions on transfer applicable to any disposition of the Shares imposed by the jurisdiction in which the Seller is incorporated or resident.

3.15      Disclosure. No representation, warranty, or statement made by the Seller in this Agreement or in any document or certificate furnished or to be furnished to the Buyer pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. The Seller has disclosed to the Buyer all facts known or reasonably available to the Seller that are material to the use of the Assets.

3.16      Truth at Closing. All of the representations, warranties and agreements made by the Seller contained in this Agreement shall be true and correct and in full force and effect as of the date hereof and as of the Closing Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

To induce the Seller to execute, deliver and perform this Agreement, and in acknowledgement of the Seller’s reliance on the following representations and warranties, the Buyer hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

4.1      Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

4.2      Power and Authority. The Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments shall be, the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms.

4.3      Broker’s or Finder’s Fees. The Buyer has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

4.4      No Conflict. Neither the execution and delivery by the Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by the Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by the Buyer of the transactions contemplated hereby, will violate or conflict with: (a) any law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Buyer; or (b) any provision of any charter, bylaw, or other governing or organizational instrument of the Buyer.

4.5      Capitalization – the authorized capital of the Buyer consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock;

4.6      Truth at Closing. All of the representations, warranties, and agreements of the Buyer contained in this Agreement shall be true and correct and in full force and effect as of the date hereof and as of the Closing Date, except as otherwise contemplated hereby.

ARTICLE 5

COVENANTS OF THE SELLER PRIOR TO CLOSING

5.1      Conduct of Business. From the date hereof until the Closing Date, the Seller will use its commercially reasonable efforts to:

(a)	preserve the Assets;

(b)	use reasonable commercial efforts to preserve and prevent any damage to, destruction or loss of any of the Assets, whether or not such assets are covered by insurance;

(c)	take all action necessary to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Intellectual Property;

(d)

give to the Buyer, the Buyer’s Solicitors, the Buyer’s advisors and other representatives of the Buyer, full access during normal business hours to management, properties, books, contracts, commitments and records of the Seller;

(e)	furnish the Buyer with all information concerning the Assets as the Buyer may reasonably request;

(f)	promptly advise the Buyer in writing of any material change in the condition of the Assets;

(g)

provide the Buyer with all information required to enable the Buyer to prepare and file all notices and applications required to be filed for the purposes of obtaining of any regulatory consent which is required in connection with the transactions contemplated herein;

(h)	keep in full force and effect any insurance;

(i)	not sell, agree to sell or otherwise dispose of or license, pledge or encumber any of the Assets;

(j)

not sell, transfer, license, sublicense or otherwise dispose of any Intellectual Property of the Seller, or amend or modify any existing agreements or rights with respect to any Intellectual Property of, or used by, the Seller, and in particular in no event shall the Seller license on an exclusive basis or sell any Intellectual Property of the Seller;

(k)

not waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Seller is a party or of which the Seller is a beneficiary; and

(l)

not take, or agree in writing or otherwise to take, any of the actions described in (a) through (k) above, or any action which would make any of the representations or warranties of the Seller in this Agreement untrue or incorrect in any material respect or prevent the Seller from performing its covenants hereunder or result in any of the conditions to the Agreement set forth herein not being satisfied.

5.2      Required Approvals. As promptly as practicable after the date of this Agreement, the Seller shall make all filings required by applicable law to be made by it in order to consummate the transactions contemplated hereby. The Seller shall:

(a)      cooperate with the Buyer with respect to all filings that the Buyer elects to make or is required by law to make in connection with the transactions contemplated hereby, and

(b)      cooperate with the Buyer in obtaining any consents contemplated hereby.

5.3      Necessary Steps. The Seller will to take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement, the other instruments and agreements contemplated hereby and the completion of the transactions contemplated hereby.

ARTICLE 6

COVENANTS OF THE BUYER PRIOR TO CLOSING

6.1      Ordinary Course of Business. The Buyer covenants and agrees with the Seller that following the execution of this Agreement and until Closing the Buyer will conduct its business in the ordinary and normal course thereof.

6.2      Necessary Steps. The Buyer will take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby.

ARTICLE 7

CONDITIONS TO THE SELLER’S OBLIGATIONS

The obligations of the Seller to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller) at or prior to the Closing Date of each of the following conditions:

7.1      Representations and Warranties; Performance. The Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and shall have delivered all documents required to be delivered at Closing as contemplated hereby, the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Buyer’s Board of Directors, and the Seller shall have received a certificate to that effect signed by a senior officer of the Buyer.

7.2      Litigation. No litigation shall be threatened or pending against the Buyer or the Seller that, in the reasonable opinion of counsel for the Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 8

CONDITIONS TO THE BUYER’S OBLIGATIONS

The obligations of the Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by the Buyer) at or prior to the Closing Date of each of the following conditions:

8.1      Representations and Warranties; Performance. The Seller shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and shall have delivered all documents required to be delivered at Closing as contemplated hereby, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Seller’s Board of Directors, and the Buyer shall have received a certificate to that effect signed by a senior officer of the Buyer.

8.2      No litigation. No litigation shall be threatened or pending against the Buyer or the Seller that, in the reasonable opinion of counsel for the Buyer, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

8.3      Due Diligence. The Buyer shall have completed its due diligence review of the Assets and shall have been satisfied with the findings thereof.

8.4      No Material Adverse Change. From the date hereof to the Closing Date, there shall have been no material adverse change to the Assets, taken as a whole, as determined by the Buyer in its sole discretion.

ARTICLE 9

CLOSING

9.1      Deliveries by the Seller. On Closing, the Seller shall deliver or cause to be delivered to the Buyer the following:

(a)

all bills of sale, assignments and transfers, in form and content reasonably satisfactory to the solicitors for the Buyer and the Seller, appropriate to effectively vest good and marketable title to the Assets in the Buyer to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;

(b)

all instruments of assignment of Intellectual Property appropriate to effectively vest good and marketable title to the Intellectual Property in the Buyer to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;

(c)	any other documents the Buyer may reasonably require to transfer to the Buyer on the Closing Date good and marketable title to the Assets, free and clear of all Encumbrances;

(d)

a certificate of an officer of the Seller certifying the truth and accuracy of the representations and warranties and compliance with covenants of the Seller in this Agreement, each as of the Closing Date;

(e)

direction from the Seller as to the manner of registration of the Shares, and in the event such shares are to be registered in a name other than the Seller, an Investment Agreement from such registered shareholder in such form as may be required by the Buyer and the Buyer’s solicitors, acting reasonably;

(f)	certified copy of the resolutions of the directors of the Seller approving this Agreement and the transactions contemplated hereby;

(g)	all books and records relating to the Assets; and

(h)	if the parties:

(i)

settle on a mutually acceptable form of Closing agenda prior to the Closing Date, then such other Closing documents as are listed on that Closing agenda as Closing documents to be delivered by the Seller; or

(ii)

choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Closing Date, then such other materials that are, in the opinion of the Seller and the Buyer acting reasonably, required to be delivered by either the Seller or the Buyer in order for it to have met its obligations under this Agreement.

9.2      Deliveries by Buyer. On Closing, the Buyer shall deliver or cause to be delivered to the Seller the following:

(a)	certified copy of the resolutions of the directors of the Buyer approving this Agreement and all of the transactions contemplated hereunder;

(b)	share certificate(s) representing the Shares issued in the name of the Seller, or as directed by the Seller, endorsed with the legends contemplated by this Agreement;

(c)

a certificate of an officer of the Buyer certifying the truth and accuracy of the representations and warranties and compliance with covenants of the Buyer in this Agreement, each as of the Closing Date;

(d)	if the parties:

(i)

settle on a mutually acceptable form of Closing agenda prior to the Closing Date, then such other Closing documents as are listed on that Closing agenda as Closing documents to be delivered by the Buyer; or

(ii)

choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Closing Date, then such other materials that are, in the opinion of the Seller and the Buyer acting reasonably, required to be delivered by the Buyer in order for it to have met its obligations under this Agreement.

ARTICLE 10

COVENANTS OF THE SELLER AND THE BUYER FOLLOWING CLOSING

10.1      Allocation of Purchase Price; Transfer Taxes.

(a)      Consistent with applicable tax rules, the Buyer shall allocate the Purchase Price to the Assets. The Buyer shall prepare and file, in a timely fashion, forms in a manner consistent with such allocation with the relevant tax authority. All tax returns and reports filed or prepared by the Buyer and/or the Seller with respect to the transactions contemplated by this Agreement shall be consistent with the allocation made by the Buyer under this §10.1(a) .

(b)      All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Seller and the Seller shall file all necessary documentation with respect to such taxes.

10.2      Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

10.3      Nondisclosure of Proprietary Data. The Parties shall hold confidential and in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to the other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing.

ARTICLE 11

SURVIVAL AND INDEMNITY

11.1      Survival of Representations, Warranties, Etc. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive indefinitely after the date hereof and after the Closing and shall not merge in the performance of any obligation by any party hereto. All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

11.2      Indemnification by the Seller and Buyer. The parties shall indemnify, defend, and hold harmless each other, and each other’s representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation, and settlement amounts, together with interest and penalties asserted against, resulting to, imposed upon, or incurred by a party (the “Indemnified Party”), directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of the other party (the “Indemnifying Party”) contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of the Indemnifying Party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Indemnifying Party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this §11.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

ARTICLE 12

TERMINATION

12.1      Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)      by mutual written consent of the Seller and the Buyer;

(b)      by either the Seller or the Buyer if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Buyer, in the case of a termination by the Seller, or on the part of the Seller, in the case of a termination by the Buyer, which breach shall not have been cured, in the case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable; or

(c)      by either the Seller or the Buyer on 10 days written notice, if the transactions contemplated hereby shall not have been consummated on or before 29th February, 2008; provided, however, that the right to terminate this Agreement pursuant to this §12.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date.

12.2      Effect of Termination. Each party’s right of termination under §12.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to §12.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 13

MISCELLANEOUS

13.1      Entire Agreement. This Agreement, including the Schedules hereto, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

13.2      Purchaser’s Solicitors. The Seller acknowledges and agrees that the Buyer’s Solicitors have acted as counsel only to the Buyer and that the Buyer’s Solicitors are not protecting the rights and interests of any other Party and that the Seller has had the opportunity to seek and was not prevented from seeking independent legal advice before the execution and delivery of this Agreement and all other agreements, certificates or instruments to be executed or delivered by the Seller pursuant to or contemplated by this Agreement. If the Seller did not avail itself of the opportunity to seek independent legal advice before signing this Agreement, the Seller did so voluntarily without any undue pressure and agrees that such failure to obtain independent legal advice will not be used by the Seller as a defence to the enforcement by the Buyer of the obligations of the Seller under this Agreement or such other agreements, certificates or instruments

13.3      Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.4      Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

13.5      Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

13.6      Attorney’s Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

13.7      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

13.8      Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

13.9      Expenses. Except as specifically provided herein, the Seller and the Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

13.10      Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if by personal delivery, on the next business day if by facsimile or other similar means of electronic communication or five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

13.11      Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

13.12      Arbitration. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Nevada, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of Nevada for the purpose of confirmation and enforcement of any award.

13.13      References, Etc.

(a)      Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

(b)      Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meanings in the Schedules attached hereto.

(c)      Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

13.14      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

13.15      No Third Party Beneficiary Rights. No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

13.16      Such Other Acts. The parties hereto shall do all such things, and take such acts and execute such documents as are necessary to give effect to the transactions contemplated hereby.

13.17      Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

OXON LIFE SCIENCE LIMITED

/s/ Lars Christiansen

Per:
Authorized Signatory
Name:	Lars Christiansen
Title:	Director

NEXTGEN BIOSCIENCE INC.

/s/ Konstantinos Kardiasmenos

Per:
Authorized Signatory
Name:	Konstantinos Kardiasmenos
Title:	Director

SCHEDULE A

ASSETS PURCHASED

The Assets purchased are comprised of the following and all related intellectual and other property:

Technology

Use and ownership of patent application for the treatment of cancer.

The patent application is an improved method for the purification of undifferentiated stem cells from solid breast carcinomas that are normally resistant to conventional therapies. Such stem cells are valuable for identifying new tumour markers and novel therapeutic targets both for early diagnosis and for targeted therapeutic strategies.

Such therapeutic strategies are based on cytokine neutralizing antibodies against interleukin-4 (IL-4) and interleukin-10 (IL-10) and antibodies reactive with HMW-MAA which are found in high levels in stem cells from solid breast carcinomas.

Trade Marks

None

Patent Applications

EPO P2039EP00 – Title: ““Method for inducing breast carcinoma stem cell death” Filer: NextGen Bioscience Inc; Denmark’s Patent Office submission # PA 2007 01846: December 22nd, 2007.

Copyright

None

Other Assets

None

SCHEDULE B

DISCLOSURE SCHEDULE

1.1(f)	Consents and Approvals Required:

None

3.7(d)	Agreements Pertaining to use of Intellectual Property:

None

SCHEDULE C

ASSIGNMENT OF INTELLECTUAL PROPERTY

WHEREAS OXON LIFE SCIENCE LIMITED, a company incorporated in Nevis, British West Indies and having an address at Donegan, Zetlands, Nevis, St Kitts & Nevis, West Indies (the “Assignor”), is the owner of all right, title and interest in and to all of the Assets, as such term is defined in an Asset Purchase Agreement effective as of 31st January, 2008 by and between the Assignor and NEXTGEN BIOSCIENCE INC. (the “Assignee”);

     AND WHEREAS NEXTGEN BIOSCIENCE INC., a company incorporated under the laws of State of Nevada and having a business address at 4th Floor, 36 Spital Square, London, England E1 6DY, is desirous of securing the entire right, title and interest in and to the Assets;

     NOW, THEREFORE, be it known that, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, we, as Assignor, have sold, assigned, transferred, and set over, and do hereby sell, assign, transfer, and set over unto the Assignee or its designees, and their lawful successors and assigns, our entire right, title, and interest in and to the Assets.

     AND, WE HEREBY further covenant and agree that we, as Assignor, will, without further consideration, communicate with the Assignee, its successors and assigns, any facts known to us respecting the Assets and testify in any legal proceeding, sign all lawful papers when called upon to do so, execute and deliver all papers that may be necessary or desirable to perfect the title to the Assets in said Assignee or designee, and their successors and assigns, understanding that any expense incident to the execution of such papers shall be borne by the Assignee, its successors and assigns.

EXECUTED this 31st day of January, 2008.

IN TESTIMONY WHEREOF, We have hereunto set our hands.

OXON LIFE SCIENCE LIMITED

/s/ Lars Christiansen

Per:
Name: Lars Christiansen
Title: Director

WITNESS:

On this 31st day of January, 2008, before me personally appeared Lars Christiansen, who is known to me to be the individual who executed the foregoing instrument on behalf of the Assignor and who acknowledged to me that he/she executed the same and was duly authorized by the Assignor to do so.

Signed, Sealed and Delivered in the presence of:	)
)
/s/ Graham May	)
)
)
Witness (Signature))
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Graham May	)
Name (please print))
)
13 Penningtons	)
Address	)
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Bishops Stortford, CM23 4LE, UK	)
City, Province	)
)
Lawyer
Occupation